UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 2, 2013

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01        Entry into a Material Definitive Agreement

On October 2, 2013, Bridge Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with RBC Capital Markets, LLC, as representative of the underwriters named therein, pursuant to which the Company agreed to issue and sell 1,675,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $20.75 per share in an underwritten public offering (the “Offering”).  As part of the Offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 251,250 shares of Common Stock. The net proceeds of the Offering, after underwriting discounts and commissions and before giving effect to the option to purchase additional shares, if exercised, will be approximately $32.6 million.

The Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Agreement, and are not factual information to investors about the Company.

In connection with the Offering, each of the Company’s directors and executive officers have agreed to enter into 120-day “lock-up” agreements in substantially the form included in the Agreement and subject to customary exceptions.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1, and incorporated herein by reference.

The sale of the Common Stock in the Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-185646), including a prospectus supplement dated October 2, 2013 to the prospectus contained in the Registration Statement.  Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, the legal opinion and consent, respectively, of Luse Gorman Pomerenk & Schick, P.C., are filed herewith in connection with the Company’s Registration Statement and are incorporated therein.

Item 8.01        Other Events

On October 2, 2013, the Company issued a press release announcing that it has priced a public offering of 1,675,000 shares of common stock at a price of $20.75 per share, for gross proceeds of approximately $34.8 million, exclusive of the underwriters’ 30-day option to purchase additional shares. The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $32.6 million, assuming that the underwriters’ option to purchase additional shares is not exercised.  A copy of the Company’s press release dated October 2, 2013 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated as of October 2, 2013, by and between Bridge Bancorp, Inc., and RBC Capital Markets, LLC, as representative of the underwriters named therein
5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding validity of the securities to be issued
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 5.1)
99.1	Press Release dated October 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Howard H. Nolan
Howard H. Nolan
Senior Executive Vice President, Chief Administrative & Financial Officer and Corporate Secretary

Dated:  October 3, 2013